Exhibit 23.10

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement on Amendment No. 3 to Form S-1 (No. 333-193182) of Fortress Transportation and Infrastructure Investors LLC of our report dated September 9, 2014, relating to our audits of the combined financial statements of Montreal, Maine & Atlantic Railway, Ltd. and Montreal, Maine & Atlantic Canada Co. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Baker Newman & Noyes, LLC

Portland, Maine	Limited Liability Company
April 15, 2015